Exhibit 10.25(f)

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into effective as of February 7, 2025 (the “Effective Date”), by and between Mullen Automotive Inc., a Delaware corporation (the “Company”), and each holder (each, the “Holder” and, collectively, the “Holders”) of Existing Warrants (as defined below), as set forth on the signature page attached hereto.

RECITALS

A. As of the Effective Date, each Holder holds one or more Common Stock Purchase Warrants (each, an “Existing Warrant”, and, collectively, the “Existing Warrants”) exercisable on a cash basis for shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company as set forth in the signature page attached hereto which Existing Warrants were issued pursuant to the Securities Purchase Agreement, dated May 14, 2024, between the Company and the purchasers named therein (the “Securities Purchase Agreement”);

B. The Company has duly authorized the issuance to each Holder of new Common Warrant(s) in the form attached hereto as Exhibit A in exchange for the Existing Warrants held by such Holder (the “Exchange Warrants”), exercisable for shares of Common Stock (the “Exchange Shares”, and together with the Exchange Warrants, the “Exchange Securities”);

C. The Company and the Holders desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

D. The exchange of the Existing Warrants for the Exchange Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

E. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as amended hereby).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing premises and the mutual representations, warranties and covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Securities Closing. On the Effective Date, pursuant to Section 3(a)(9) of the Securities Act, each Holder hereby agrees to convey, assign and transfer such Holder’s Existing Warrants to the Company in exchange for which the Company agrees to issue the Exchange Warrants to the Holder as follows (such transactions in this Section 1, the “Exchange”).

(a) In exchange for the Existing Warrants, on the Closing Date hereof the Company shall deliver or cause to be delivered to each Holder (or its designee) the Exchange Warrants.

(b) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Warrants as soon as commercially practicable following the date hereof. Immediately following the delivery of the Exchange Warrants to a Holder (or its designee), the Existing Warrants held by such Holder shall be forfeit and cancelled.

(c) Each Exchange Warrant shall have the same terms as the Existing Warrant for which is being exchanged, including the exercise price of such Exchange Warrant and expiration date; provided however, that term “C” of the formula for Cashless Exercise set forth in Section 1(d) of each Exchange Warrant shall be as follows:

“C= The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined in Section 16 herein), but in any event not less than $0.01 (which shall not be subject to adjustment for stock dividends, subdivisions, or combinations in the manner described in Section 2(a) herein).”

(d) The Company and each Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. Stockholder Approval. The Company shall seek approval of its stockholders of the issuance shares of Common Stock issuable upon exercise of the Exchange Warrants in accordance with the applicable rules of the Principal Market (“Stockholder Approval”). The Company shall amend the preliminary version of the Proxy Statement, originally filed with the SEC on December 27, 2024, for its annual meeting of stockholders (the “Proxy Statement”). If, prior to the expiration of the ten (10) day waiting period provided in Rule 14a-6 under the 1934 Act, the Company does not receive either (i) comments from the SEC on the preliminary Proxy Statement or (ii) notice from the SEC that it will review the preliminary Proxy Statement, then the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as soon as reasonably practicable, and in any event not later than two (2) Business Days after the expiration of such waiting period. The Company shall use commercially reasonable efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. Promptly following confirmation by the SEC that the SEC has no further comments, the Company shall cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s stockholders. The Company shall be responsible for 100% of the fees, costs and expenses associated with the preparation, filing and mailing of the Proxy Statement. The Board of Directors of the Company shall recommend to the stockholders approval of this Amendment and the Company shall use its reasonable best efforts to solicit proxies to obtain the Stockholder Approval.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder that:

(a) Organization; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of underlying shares of Common Stock), the Exchange, and the issuance of the Exchange Warrants, have been taken on or prior to the date hereof.

(b) Valid Issuance of the Exchange Warrants. The Exchange Warrants, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Each of the shares of Common Stock underlying the Exchange Warrant when issued in accordance with the terms of the Exchange Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Exchange Warrants.

(c) No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

4. Representations and Warranties of the Holders.

(a) Organization; Authority. Each Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Accredited Investor Status; Investment Risk; Private Placement Exemption. In connection with the original issuance of the Outstanding Warrants, such Holder previously represented to the Company that such Holder is an “accredited investor” within the meaning of Rule 501(d) of Regulation D under the Securities Act. Such Holder hereby represents and warrants to the Company that such Holder continues to be “accredited investor” under said Rule 501(d) as of the Effective Date. Each Holder further acknowledges and agrees that the Exchange Warrants and the shares of Company Common Stock issuable upon the exercise of the Exchange Warrants (i) have not been registered under the Securities Act or any state’s securities laws and are being offered for sale pursuant to applicable exemptions from registration thereunder, (ii) no federal or state agency or regulatory authority has made any finding or determination as to the fairness of the offering of such securities for investment or any recommendation or endorsement of such securities, and (iii) such securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Holder is legally restricted from transferring such securities unless they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Holder is acquiring the Exchange Warrants hereunder in the ordinary course of its business and such Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Warrants, and has so evaluated the merits and risk of such investment.

(c) Ownership of Existing Warrant. Such Holder owns the Existing Warrants as set forth opposite such Holder’s name on Schedule A free and clear of any Liens (other than the obligations pursuant to this Agreement, liens in the ordinary course of business (e.g. bone fide margin account liens) and applicable securities laws).

5. Amendment and Survival of Securities Purchase Agreement. The Exchange Warrants issuable hereunder for all purposes shall be deemed “Warrants” as used under the Securities Purchase Agreement as if the Exchange Warrants were issued pursuant to such agreement. All shares of Common Stock underlying Exchange Warrants shall be deemed “Warrant Shares” as if such shares were issuable pursuant to the Existing Warrants. Except as expressly set forth herein, the Securities Purchase Agreement is and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Securities Purchase Agreement.

6. Section 3(a)(9) Exchange. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Exchange Warrants (and to the extent the Exchange Warrants are exercised pursuant to Section 1(d) thereof (Cashless Exercise), the Exchange Shares issuable thereunder) may be tacked on to the holding period of the Existing Warrants. The Company agrees not to take any position contrary to this Section 6.

7. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Warrant under the Securities Act or cause this offering of the Exchange Warrant to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

8. Miscellaneous. Section 10 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each Holder and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

Mullen Automotive Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chairman and CEO

[Signature page to Warrant Exchange Agreement]

IN WITNESS WHEREOF, each Holder and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

HOLDER		EXISTING WARRANTS
		Issuance Date	Shares*
Esousa Group Holdings, LLC		May 14, 2024 July 9, 2024	2,336 21,173
By:	/s/ Michael Wachs	July 15, 2024	30,021
Name:	Michael Wachs	September 27, 2024	34,630
Title:	Managing Member	December 12, 2024	8,658
		December 26, 2024	4,127,966
		December 31, 2024	19,171
JADR Capital 2 Pty Ltd.		July 15, 2024 September 25, 2024	6,494 10,736
By:	/s/ Justin Davis-Rice	December 12, 2024	2,706
Name:	Justin Davis-Rice	December 26, 2024	2,063,984
Title:	Sole Director	December 30, 2024	2,063,984
Jim Fallon		October 2, 2024 December 12, 2024	1,534 4,232
/s/ Jim Fallon
(signature)
Jess Mogul		October 2, 2024 December 12, 2024	384 1,058
/s/ Jess Mogul
(signature)
Michael Friedlander		October 2, 2024	346
/s/ Michael Friedlander
(signature)
Phil Bannister		September 27, 2024 December 12, 2024	154 76
/s/ Phil Bannister
(signature)
Matthew Krieger		September 27, 2024	96
/s/ Matthew Krieger
(signature)
Mario Silva		May 14, 2024 July 9, 2024	48 21
/s/ Mario Silva		September 27, 2024	48
(signature)		December 12, 2024	132

*	Shares issuable upon cash exercise.

[Signature page to Warrant Exchange Agreement]

EXHIBIT A

FORM OF EXCHANGE WARRANT

A-1